EXHIBIT 10.1
CONSULTING AGREEMENT
This Consulting Agreement (the “Agreement”) is made and entered into by and between Bayou City Exploration, Inc., a Nevada Corporation (hereinafter “COMPANY”) with offices located at 10777 Westheimer, Suite170, Houston , Texas 77042 and Bart Birdsall (hereinafter “CONSULTANT”) whose address is P.O. Box 90733, Houston, Texas 77290. COMPANY and CONSULTANT are sometimes hereinafter referred to, individually, as “Party” and, collectively, as the “Parties”.
WHEREAS, COMPANY has requested CONSULTANT to perform certain services as herein set forth and CONSULTANT has agreed to perform such services subject to the terms of this Agreement; and
NOW, THEREFORE, in consideration of the mutual agreements and covenants herein contained and other good and valuable consideration, the sufficiency of which is hereby acknowledged, CONSULTANT and COMPANY hereby agree as follows:
1. DESCRIPTION OF SERVICES
COMPANY hereby retains CONSULTANT to provide consulting services to evaluate subsurface geological and 3-D geophysical data and other data in areas which are of interest to the COMPANY to identify drilling opportunities prospective of hydrocarbon reserves (the “Prospect/s”) for the COMPANY and shall perform such other related services included but not limited to the marketing of Prospects identified, to third parties (the “Services”). All Prospects generated by CONSULTANT will be presented to COMPANY in a package which will include base maps, structure maps, inline and xline showing Prospect, type log and/or analog if available, executive summary and geologic report. CONSULTANT will prepare such packages at his expense including the cost of any staff support that may be required. If COMPANY desires to modify the presentation or Exhibits, COMPANY will be responsible for the expense of such modifications.
2. OBLIGATIONS OF COMPANY
The COMPANY will furnish geophysical data available under its Echo Geophysical license or other data it may acquire rights to for CONSULTANTS non-exclusive use. In addition COMPANY will allow CONSULTANT the right to utilize its license for its exploration software. CONSULTANT may request the utilization of the ffA system for specific data sets, such requests, if COMPANY agrees must be approved in writing. COMPANY will review leads generated by CONSULTANT and based on cost estimates furnished by CONSULTANT pay at COMPANY’S expense the costs for lease checks, culture, well data and at COMPANIES election AVO costs within fifteen (15) days of request. At COMPANY’S sole discretion CONSULTANT will be allowed to utilize the office space as long as it is available. After such time CONSULTANT will be responsible for providing his work space at his expense. COMPANY, at its discretion, will allow CONSULTANT the use of certain potters and printers to aid in the preparation of the packages and will be responsible for the maintenance of such equipment.
3. COMPENSATION
CONSULTANT will be paid a cash Prospect fee in the amount of One Hundred Thousand Dollars ($100,000) for each Prospect accepted by Company. In addition the Parties will define an Area of Mutual Interest (the “AMI”). CONSULTANT shall be assigned a two per cent (2%) overriding royalty interest proportionately reduced to the net mineral interest acquired in each Oil and Gas Lease within the AMI. After submittal of a Prospect package by CONSULTANT, COMPANY has thirty days to respond to an interest in committing to accept the Prospect. If COMPANY DECLINES the Prospect, CONSULTANT is free to market the Propect for his benefit. If COMPANY accepts the Prospect, COMPANY will commence the acquisition of leases. For the purposes of this Agreement CONSULTANTS Prospect fee will be earned when the leases for the Prospect are acquired. If COMPANY has not acquired any leases within six (6) months of responding to its intend to accept the Prospect, COMPANY has the option of paying CONSULTANT the Prospect fee or releasing the Prospect to CONSULTANT. The provisions of this Article 3 will survive the expiration of this Agreement.
4. INDEPENDENT CONTRACTORS
It is understood and agreed that for the purposes of this Agreement that for all services which have been or will be provided hereunder, CONSULTANT shall be, and shall be deemed to be, an independent contractor. CONSULTANT shall have no authority to make any statements, representations or commitments of any kind, or to take any action that shall be binding on COMPANY except as provided for herein or authorized in writing by COMPANY. CONSULTANT shall be fully responsible for all costs and liability associated with CONSULTANT including but not limited to compensation, benefits, insurance, taxes and other costs of employment. The CONSULTANT agrees to release and indemnify COMPANY from any liabilities and claims which result from the CONSULTANTS failure to comply with this Article 4. The provisions of this Article 4 will survive the expiration of this Agreement.
5. CONFIDENTIAL INFORMATION
Confidential information shall mean all information disclosed to CONSULTANT by COMPANY that relates to past, present, and future exploration development and business activities, except such information as is previously known to CONSULTANT, or is publicly available. CONSULTANT shall not use or disclose to any third party any such confidential information, unless required to do so by a court of law or in the event COMPANY declines a Prospect, CONSULTANT may use such confidential information as it relates to Prospects that CONSULTANT elects to market for his benefit as provided for in Article 3 above. CONSULTANT shall comply with all known terms and conditions of the COMPANY’S third party license agreements or joint venture agreements that may apply to such confidential information. Upon COMPANY’S request or expiration of this Agreement, CONSULTANT shall return to COMPANY all written or descriptive matter, including but not limited to the geophysical data, drawings, maps, plots, computer tapes or other papers or documents which contain any such confidential information. The provisions of this Article 5 will survive the expiration of this Agreement.
6. TERM
The term of this Agreement shall commence on the effective date of this Agreement and will continue until January 31, 2009. This contract will be automatically extended for additional one (1) year terms unless at least thirty (30) days prior to the then-scheduled expiration date either Party gives written notice to the other Party that such Party elects to not extend the term of this Agreement.
7. ENTIRE ARGEEMENT
This Agreement contains the entire agreement between the parties and it supersedes all prior agreements and understandings between the parties respecting the subject matter hereof. This Agreement may not be amended, changed or terminated orally by, on, or on behalf of either party.
8. GOVERING LAW
This Agreement and the rights and obligations of the parties hereunder shall be governed by and interpreted, construed and enforced in accordance with the laws of the State of Texas without giving effect to conflicts of laws principles. This Agreement shall be performable in Houston, Harris County, Texas and venue for any litigation to enforce a provision hereto or to construe this Agreement shall be in Houston, Harris County, Texas.
9. NOTICES
Any notice or request herein required or committed to be given hereunder shall be given in writing at the addresses set forth below.
10. SURVIVORSHIP
The terms and provisions articles 3, 4 and 5 shall survive the termination of this Agreement, and shall remain in full force and effect thereafter, and shall be binding upon the parties hereto, and their respective representatives, successors, and authorized assigns.
11. ASSIGNMENT
This Agreement may not be assigned or delegated, in whole or in part, without the prior written consent of the other party.

12. COUNTERPARTS
This Agreement may be executed in one or more counterparts, each of which shall be deemed an original and all of which shall constitute one and the same Agreement.
EXECUTED EFFECTIVE THE 1st DAY OF February, 2008.

BAYOU CITY EXPLORATION, INC.

/s/ Robert Burr
Robert Burr
President and CEO

10777 Westheimer, Suite 170
Houston, Texas 77042
Phone No. 832-358-3900
Fax No. 832-358-3903
Email: bobburr@blueridgegroup.com

Bart Birdsall

/s/ Bart Birdsall

P.O. Box 90733
Houston, Texas 77290
Phone No.: 281-793-1266
Email: bartbirdsall@hotmail.com

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